                           SPECTRANET INTERNATIONAL
                           FOUNDERS' SALE AGREEMENT


   THIS FOUNDERS' SALE AGREEMENT (the "Agreement") is made as of January 31, 1997 by and among SpectraNet International, a California corporation (the "Company"), purchasers of at least 100,000 shares of the Company's Series C Preferred Stock under that certain Series C Preferred Stock Purchase Agreement dated January 31, 1997 (collectively, the "Major Investors") and Renney Senn, David Duffie, Robert Cerasoli, Robert Randall, William Johnson, and Javier Alverde (each a "Founder" and collectively, the "Founders").

                                   RECITALS


   WHEREAS, the Major Investors have expressed an interest in acquiring shares of the Company's Series C Preferred Stock (the "Series C Preferred").

   WHEREAS, the Founders desire to grant the Major Investors certain rights of first offer and rights to participate, upon the terms and conditions set forth in this Agreement, in certain subsequent sales of the Company's capital stock made by the Founders, in order to induce the Major Investors to acquire shares of the Series C Preferred.

   NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   SECTION 1

                                  DEFINITIONS

   1.1 Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

       (a) "Common Stock Equivalents" shall mean the Company's Common
     Stock and shares of Common Stock issued or issuable upon (i) exercise of outstanding options, warrants or other securities convertible into or exercisable for Common Stock, and (ii) conversion of the Company's outstanding Preferred Stock.

       (b) "Right of First Offer" means the right of first offer provided for in Section 2.

       (c) "Stock" means shares of any class or series of capital stock of the Company now held or hereafter acquired by the Founders. The number of shares of Stock owned


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     by the Founders are set forth on Exhibit A, which Exhibit may be amended from time to time by the Company to reflect changes in the number of shares owned by the Founders.

       (d) "Offered Stock" means all Stock proposed to be transferred
     (other than by Exempt Transfer as defined below) by a Founder or Founders.

       (e) "Exempt Transfer" shall mean:

           (i) Any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest; any transfer to any Founder's ancestors, descendants or spouse or to trusts for the benefit of such persons or the Founder; or any bona fide gift; provided that the pledgee, transferee or donee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Founder" for purposes of this Agreement;

           (ii) Any transfer by a Founder pursuant to a transaction in which the Company is merged or consolidated with or into any other entity and where the shareholders of the Company immediately prior to the transaction own less than 50% of the outstanding voting securities of the Company or the surviving entity immediately after the transaction;

           (iii) Any transfer or transfers by a Founder to another Founder ("Transferee-Founder") of the Company so long as the Transferee-Founder is, at the time of the transfer, employed by or acting as a consultant or director of the Company; provided that the transferred stock shall remain "Stock" hereunder.

           (iv) Any sale to the Company;

           (v) Any sale prior to which a Founder held less than 1% of the Company's outstanding Common Stock; and

           (vi) Any transfer or transfers by a Founder which in the aggregate, over the term of this Agreement amount to no more than ten thousand (10,000) shares of Stock held by a Founder as of the date hereof.

       (f) "Founder Pro Rata Share" shall be calculated as of the date of a Selling Founder's Notice (as defined in Section 2.1) and shall be determined by dividing:

           (i) The number of outstanding shares of Common Stock
         Equivalents then held by each Founder other than the Selling Founder;
         by

           (ii) The number of outstanding shares of Common Stock
         Equivalents then held by all Founders other than the Selling Founder.


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       (g) "Major Investor Pro Rata Share" shall be calculated as of the date of the Selling Founder's Notice and shall be determined by dividing:

           (i) The number of outstanding shares of Common Stock
         Equivalents then held by each Major Investor; by

           (ii) The number of outstanding shares of Common Stock
         Equivalents then held by all Major Investors.

       (h) "Major Investor Co-Sale Pro Rata Amount" shall be determined as of the date of the Selling Founder's Notice set forth in Section 2.1 and shall be determined by multiplying (x) the aggregate number of shares of Offered Stock set forth in such Notice less the aggregate number of shares of Offered Stock with respect to which the Founder's Right of First Offer has been exercised as provided in Section 2.2, by (y) a fraction (i) the numerator of which is the number of outstanding shares of Common Stock Equivalents then held by the Major Investor exercising the Major Investor Co-Sale Right (defined in Section 3.1) and (ii) the denominator of which is the aggregate number of the then outstanding shares of Common Stock Equivalents owned of record by all of the Major Investors plus the number of the then outstanding shares of Common Stock Equivalents owned of record by the Selling Founder.

                                   SECTION 2

                              RIGHT OF FIRST OFFER

   2.1 Notice of Proposed Transfer. Before any Founder may sell or otherwise transfer (other than by an Exempt Transfer) any Offered Stock, such Founder (the "Selling Founder") must comply with the provisions of this
Section 2 and of Section 3 below. Such Founder must give at the same time to the Company, each of the other Founders and each of the Major Investors, a written notice signed by the Selling Founder (the "Selling Founder's Notice") stating (a) the Selling Founder's bona fide intention to transfer such Offered Stock; (b) the number and type of shares of the Offered Stock; (c) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Selling Founder proposes to transfer such Offered Stock (the "Offered Price"); and (d) the name and address of the proposed third party purchaser(s) or transferee(s) of the Offered Stock ("Third Party Purchaser").

   2.2 Founder's Right of First Offer.

     (a) Founder's Pro Rata Rights.  Each Founder will have the Right of
   First Offer to purchase up to such Founder's Pro Rata Share of the Offered Stock as follows. Any Founder desiring to purchase any or all of the Offered Stock must, within the thirty (30) day period (the "Founder Refusal Period") commencing on the date the Selling Founder's Notice is given by the Selling Founder, give written notice to the Selling Founder and to the Company of such Founder's election to purchase Offered Stock, and the number of shares of Offered Stock (which may be less than or, in accordance with Section 2.3(b), more than such Founder's Pro Rata Share of the Offered Stock) that the Founder desires to purchase.


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     (b) Founder's Over-Allotment Rights.  If one or more Founders do not elect to purchase their full Founder Pro Rata Share of the Offered Stock, the portion that such Founders have not elected to purchase ("Excess Founder Shares") will be allocated to each Founder electing to purchase in excess of his Founder Pro Rata Share of the Offered Stock ("Electing Founder") in accordance with the amount of Excess Founder Shares such Electing Founder is willing to purchase as set forth in his notice delivered in accordance with Section 2.2(a). Notwithstanding the preceding sentence, if there are insufficient Excess Founder Shares such that an Electing Founder is unable to purchase all of the Excess Founder Shares specified in his notice, the Excess Founder Shares shall be allocated to each such Electing Founders up to the number of Excess Founder Shares which such Electing Founder has indicated that he is willing to purchase as set forth in his notice delivered in accordance with Section 2.2(a), by multiplying the Excess Founder Shares by a fraction, the numerator of which is the number of Common Stock Equivalents then held by such Electing Founder, and the denominator of which is the number of shares of Common Stock Equivalents then held by all Electing Founders. Any remaining Excess Founder Shares will be reallocated among the remaining Electing Founders on the same basis as set forth in the preceding sentence, on an iterative basis until all Excess Founders Shares have been allocated.

   2.3 Major Investors Right of First Offer.

     (a) If following the exercise of the Founder Right of First Offer as indicated in Section 2.2, there are shares of Offered Stock remaining that are not subject to purchase by the Founders other than the Selling Founder, the Selling Founder shall notify the Major Investors in writing of such remaining Offered Stock and each Major Investor will have the Right of First Offer to purchase up to such Major Investor's Pro Rata Share of such remaining Offered Stock (including any Co-Sale Shares substituted for any Remaining Offered Stock pursuant to Section 3) ("Remaining Offered Stock"). Any Major Investor desiring to purchase any or all of the Remaining Offered Stock must, within the fifteen (15) day period (the "Major Investor Refusal Period") commencing on the date the notice is given by the Selling Founder pursuant to this Section 2.3(a), give written notice to the Selling Founder, the other Major Investors and to the Company of such Major Investor's election to purchase Remaining Offered Stock, and the number of shares of Remaining Offered Stock (which may be less than or, in accordance with Section 2.3(b), more than such Major Investor's Pro Rata Share of the Offered Stock) that the Major Investor desires to purchase.

     (b) Major Investor Over-Allotment Rights. To the extent that one or more Major Investors do not exercise their right to purchase their full Major Investor Pro Rata Share of the Remaining Offered Stock, the portion that such Major Investors have not elected to purchase ("Excess Major Investor Shares") will be allocated to each Major Investor electing to purchase in excess of its Major Investor Pro Rata Share of the Remaining Offered Stock ("Electing Major Investor") in accordance with the number of Excess Major Investor Shares such Major Investor has indicated it is willing to purchase as stated in its notice delivered in accordance with Section 2.3(a). Notwithstanding the preceding sentence, if there are insufficient Excess Major Investor Shares such that an Electing Major Investor is unable to purchase all of the Excess Major


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   Investor Shares specified in its notice, the Excess Major Investor Shares shall be allocated to each Electing Major Investor, up to the number of Excess Major Investor Shares which such Major Investor has indicated it is willing to purchase as stated in its notice delivered in accordance with
   Section 2.3(a), by multiplying the Excess Major Investor Shares by a fraction, the numerator of which is the number of multiplying the Excess Major Investor Shares by a fraction, the numerator of which is the number of Common Stock Equivalents then held by such Electing Major Investor and the denominator of which is the number of shares of Common Stock Equivalents then held by all Electing Major Investors. Any remaining Excess Major Investor Shares will be reallocated among the remaining Electing Major Investors on the same basis as set forth in the preceding sentence, on an iterative basis until all Excess Major Investor Shares have been allocated.

   2.4 Purchase Price. The purchase price for the Offered Stock to be purchased by the Founders and Major Investors exercising their Right of First Offer under this Agreement will be the Offered Price, and will be payable as set forth in Section 2.5 hereof.

   2.5 Payment. Payment of the purchase price for the Offered Stock purchased by the Founders exercising their Right of First Offer will be made within seven (7) days after the close of the Founder Refusal Period. Payment of the purchase price for the Offered Stock purchased by the Major Investors exercising their Right of First Offer will be made within seven (7) days after the close of the Major Investor Refusal Period. Payment of the purchase price will be made at the option of the Selling Founder (i) in cash, by check or by promissory note, (ii) by cancellation of indebtedness of the Selling Founder to such purchasing Founder or purchasing Major Investor, or
(iii) by any combination of the foregoing.

   2.6 Selling Founder's Right to Transfer. If the Founders and the Major Investors do not elect to purchase all of the Offered Stock, then, subject to
Section 3, the Selling Founder may, not later than 120 days following delivery to the Company and each of the Major Investors of the Selling Founder's Notice, transfer that portion of the Offered Stock not purchased by the purchasing Founders or purchasing Major Investors, to any Third Party Purchaser named in the Selling Founder's Notice, on terms and conditions not more favorable to the Selling Founder than those described in the Selling Founder's Notice. Any proposed transfer on terms and conditions more favorable to the Selling Founder than those described in the Selling Founder's Notice, as well as any subsequent proposed transfer of any Stock by the Selling Founder, shall again be subject to the Right of First Offer. If the Offered Stock is transferred in accordance with the terms and conditions of this Agreement, then the transferee(s) of the Offered Stock (other than a Founder) will thereafter hold such Offered Stock free of the Right of First Offer and Co-Sale Right. If the Offered Stock is not so transferred during such 120-day period, then the Selling Founder will not transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.


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                                   SECTION 3

                                 CO-SALE RIGHT

   3.1 Major Investor Co-Sale Right. Prior to the Transfer of any of the Offered Stock to a Major Investor or a Third Party Purchaser, each Major Investor who has not exercised its Right of First Offer under Section 2 shall have a right to participate in the transfer of any Offered Stock to a Major Investor or a Third Party Purchaser ("Major Investor Co-Sale Right") to the extent of (but not to a greater extent than) such Major Investor's Co-Sale Pro Rata Amount. Each Major Investor desiring to exercise the major Investor Co-Sale Right must, within the Major Investor Refusal Period, give written notice (the "Exercise Notice") to the Company and the Selling Founder of such Major Investor's exercise of the Major Investor Co-Sale Right. The Major Investor shall specify in the Exercise Notice the number of shares (up to its Major Investor Co-Sale Pro Rata Amount) such Major Investor desires to sell. The Selling Founder shall inform each Major Investor of the decision of each other Major Investor promptly upon learning it. The Major Investors agree to advise each other of their intentions under this Section 3 as soon as reasonably feasible after receiving the Selling Founder's Notice.

   3.2 Sale of Co-Sale Shares.

     (a) The Selling Founder shall assign to each Major Investor which exercises its Right of Co-Sale hereunder as much of his interest in the agreement of sale with the transferee as such Major Investor shall be entitled to and shall accept hereunder. To the extent that any transferee prohibits such assignment or otherwise refuses to purchase shares or other securities from a Major Investor exercising its Right of Co-Sale hereunder, the Selling Founder shall not sell to such transferee any stock unless and until, simultaneously with such sale, the Selling Founder shall purchase such shares or other securities from such Major Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Selling Founder's Notice.

     (b) Each Major Investor which elects to exercise its Co-Sale Right pursuant to Section 3.1 above shall effect its participation in the sale by promptly delivering to the Selling Founder for transfer to the transferee one or more certificates, properly endorsed for transfer, which represent:

           (i) the type and number of shares of stock which such Selling Founder is selling; or

           (ii) that number of shares of Series C Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Major Investor elects to sell; provided that if the transferee objects to the delivery of Series C Preferred Stock in lieu of Common Stock, such Major Investor shall convert such Series C Preferred Stock into Common Stock and deliver Common Stock as provided in this Section 3.2(b). The Founders agree to take such actions as may be necessary to cause the Company to make any such conversion concurrent with the actual transfer of shares of Co-Sale Shares to the transferee.


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   The stock certificate or certificates that the Major Investor delivers to the Selling Founder as provided above shall be transferred to the transferee in consummation of the sale of the Co-Sale Shares pursuant to the terms and conditions specified in the Exercise Notice, and the Selling Founder shall concurrently therewith remit to the participating Major Investor that portion of the sale proceeds to which such Major Investor is entitled by reason of its participation in such sale.

   3.3 Transfer of Shares Upon Failure to Exercise Right of Co-Sale. If none of the Major Investors elects to exercise the Co-Sale Right with respect to the offered Stock, the Selling Founder may, not later than 120 days following delivery to the Company and each of the Major Investors of the Selling Founder's Notice conclude a transfer of the Offered Stock on terms and conditions not more favorable to the Selling Founder than those described in the Selling Founder's Notice. Any proposed transfer on terms and conditions more favorable to the Selling Founder than those described in the Selling Founder's Notice, as well as any subsequent proposed transfer of any Stock by the Selling Founder, shall again be subject to the Right of Co-Sale.

                                   SECTION 4

                              ADDITIONAL PROVISIONS

   4.1 Termination. The rights of the Major Investors (and each Major Investor individually) under this Agreement shall terminate upon (i) that point in time when such Major Investor no longer owns 100,000 shares of Series C Preferred Stock of the Company (as adjusted for subdivisions, conversions and stock splits), (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company to the public, or (iii) the occurrence of a merger or consolidation of the Company with or into, or the sale of all or substantially all of the Company's assets to another entity, unless the shareholders of the Company shall own at least 51% of the capital stock of the surviving entity immediately after such merger, consolidation or sale.

   4.2 Legends. Each certificate representing shares of Common Stock owned by a Founder shall be endorsed with the following legend:

         "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED
         BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A FOUNDERS' SALE AGREEMENT BY AND AMONG THE SHAREHOLDER, THE CORPORATION AND CERTAIN OTHER SHAREHOLDERS OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE CORPORATION."


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   4.3 Legend Removal.  The legend referred to in Section 4.2 shall be removed upon termination of this Agreement in accordance with the provisions of Section 4.1 above.

   4.4 Stop Transfer Instructions. Each Founder agrees, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

                                   SECTION 5

                                 MISCELLANEOUS

   5.1 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

   5.2 Notice. All notices and other communications required or permitted hereunder to a Major Investor or the Founders shall be in writing and be deemed to have been duly given when deposited in the United States mail by registered, certified or express mail or deposited with Federal Express or United Parcel Service for overnight delivery, addressed to such Major Investor's or Founder's address as shall have been furnished to the Company in writing.

   5.3 Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

   5.4 Amendments or Waivers. This Agreement may not be amended, waived, discharged or terminated other than by written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that the Major Investors who are holders of a majority of the shares of Series C Preferred held by the Major Investors may waive, discharge, terminate, modify or amend, on behalf of all Major Investors, any provision hereof.

   5.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

   5.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a valid, legal and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.


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   5.7 Governing Law.  The Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements between California residents entered and performed in California.











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   IN WITNESS WHEREOF, the parties have executed this Founders' Sale
Agreement as of the date first above written.

COMPANY:

SPECTRANET INTERNATIONAL

      /s/ RENNEY E. SENN
---------------------------------
By: Renney E. Senn
Title: President and Chief Executive Officer


FOUNDERS:

      /s/ RENNEY E. SENN
---------------------------------
Renney Senn

      /s/ DAVID DUFFIE
---------------------------------
David Duffie

      /s/ ROBERT CERASOLI
---------------------------------
Robert Cerasoli

      /s/ ROBERT RANDALL
---------------------------------
Robert Randall

      /s/ WILLIAM JOHNSON
---------------------------------
William Johnson

      /s/ JAVIER ALVERDE
---------------------------------
Javier Alverde

MAJOR INVESTORS:

COLORADO SPECTRA ONE, LLC

      /s/ DONALD STURM
---------------------------------
By: Donald Sturm, Managing Member


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BKP PARTNERS, L.P.

      /s/ BOB K. PRYT
---------------------------------
By:    Bob K. Pryt
Title: General Partner


CHARLES MATHEWSON TRUST

      /s/ CHARLES MATHEWSON
---------------------------------
By:    Charles Mathewson, Trustee


      /s/ JOSEPH RITCHIE
---------------------------------
Joseph Ritchie


      /s/ DAVID SOLOMON
---------------------------------
David Solomon




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